Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form SB-2 Amendment No. 2 of Prairie Creek Ethanol, LLC of our report dated March 26, 2007 relating to our audit of the financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

Des Moines, Iowa
July 25, 2007